Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257577) of LegalZoom.com, Inc. of our report dated March 24, 2022 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 24, 2022